EXHIBIT 99.1

GETTY IMAGES COMPLETES

INTERNAL INVESTIGATION OF EQUITY COMPENSATION GRANT PRACTICES

SEATTLE, Wash. – April 16, 2007 – Getty Images, Inc. (NYSE: GYI) (the “Company” or “Getty Images”), the world’s leading creator and distributor of visual content, today announced that an independent special committee of its board of directors (the “Special Committee”) has completed its internal investigation of the Company’s equity compensation grant practices.

As previously announced on November 9, 2006, the Special Committee was established by Getty Images’ Board of Directors to conduct an independent investigation relating to the Company’s equity compensation grant practices and related accounting for equity compensation grants. The Special Committee consists of two independent members of Getty Images’ Board of Directors, Alan G. Spoon and Michael A. Stein, the chair of the Audit Committee. The Special Committee was assisted in the investigation by independent outside legal counsel Orrick, Herrington & Sutcliffe LLP.

Together with its independent counsel, the Special Committee conducted an extensive review of equity compensation grant practices and awards made by the Company, between July 14, 1994 and November 1, 2006 (the “Relevant Period”), which covered 7,102 stock option grants and 1,062 restricted stock unit (“RSU”) grants made on 465 occasions. During the investigation, numerous documents were reviewed, and extensive interviews of current and former employees of the Company and other individuals were conducted by the Special Committee’s independent counsel.

As also previously announced on November 9, 2006, the Securities and Exchange Commission (the “SEC”) had earlier notified the Company that it is conducting an informal inquiry into the Company’s equity compensation grant practices. The Company continues to cooperate fully with the SEC in this informal inquiry.

The Special Committee’s Conclusions

The Special Committee concluded that the evidence obtained and reviewed in its investigation did not establish any intentional wrongdoing by current employees, officers or directors of the Company, and the Special Committee continues to have confidence in the integrity of current management.

The Special Committee and the Company’s management have determined that incorrect measurement dates for certain equity compensation awards made during the Relevant Period were used for financial accounting purposes and, as a result, the Company will restate its prior financial statements to correct the accounting for those awards. The use of incorrect measurement dates resulted from a number of reasons, including delays in the approval of awards, the absence of definitive documentation and modifications of previously awarded grants. The Special Committee also identified certain awards for which grant dates were selected retroactively. However, the Special Committee has concluded that the evidence does not establish that there was any intentional wrongdoing in connection with those awards. Nearly all of the grants for which the measurement dates are being changed (approximately 98% of the grants) were awarded in 2001 and earlier years. The Company anticipates that the restatement will involve total pre-tax, non-cash stock-based compensation expense of approximately $28 million to $32 million, of which approximately 95% will be expensed in 2002 and earlier years. Because these estimates are preliminary and we have not quantified all of the tax impacts, the net after tax amounts to be restated have not yet been determined by the Company.

The Company also has decided to implement certain remedial measures recommended by the Special Committee and endorsed by the Board of Directors in order to ensure reliability, transparency and accuracy in its equity compensation grant practices and accounting for its equity compensation program going forward. These remedial measures are described below.

Background

From 1994 through 1996, the Board of Directors granted stock options to Getty Communications (Getty Images’ predecessor) employees and in connection with acquisitions, including grants to employees and officers of acquired companies. From 1996 to 1998, the Compensation Committee of the Board of Directors had the authority to, and did, grant options to employees, officers and directors. From August 1998 through 2001, the Compensation Committee continued to grant options to executive officers, and created option “pools” from which the Chief Executive Officer and Senior Vice Presidents were authorized to grant options to employees and non-executive officers. These pools were used by the executive officers to grant options in connection with the hiring and promotion of employees, or as incentive awards to existing employees. In August 2001, the Board of Directors created the Stock Option Committee, appointing Chief Executive Officer Jonathan Klein as the sole member with delegated authority to grant options to non-officer employees. In 2005, the Stock Option Committee was renamed the Equity Compensation Committee and the Company moved to primarily granting RSUs rather than options.

A total of 7,102 option grants and 1,062 RSUs grants were made on 465 occasions during the Relevant Period, as follows:

•	“Pool options” in which “pools” of options were approved by the Compensation Committee for later grant to employees by executive officers (2,277 grants).

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“Acquisition option grants” in which options were granted by the Board of Directors or Compensation Committee to employees and officers in connection with the Company’s acquisition of other companies and in which outstanding options held by employees of acquired companies were exchanged for Getty Images options at pre-determined conversion ratios (1,464 grants).

•	“Other option grants” which cover all remaining stock option grants during the Relevant Period (3,361 grants).

•	“RSU grants” in which RSUs were granted by the Equity Compensation Committee, the Compensation Committee and the Board of Directors to employees, officers and directors (1,062 grants).

The Special Committee and the Company have determined that it is necessary to revise the measurement dates for approximately 3,700 of these grants, covering grants made on approximately 130 occasions. Over half of the grants for which the measurement dates are being revised relate to an all-employee award in February of 2000 pursuant to which 400 options were granted to all employees below vice president level.

Changes in Connection with Equity Compensation Grant Practices

In addition to the adjustment to the Company’s previously filed financial statements as described above, as a result of this review, the Special Committee has recommended, and the Board of Directors has adopted, the following changes to improve the Company’s equity compensation grant practices.

•	Two additional independent directors will be recruited and appointed to the Company’s Board of Directors.

•	Membership of the Audit and Compensation Committees of the Board of Directors will be changed.

•	The Equity Compensation Committee has been discontinued.

•	Enhancements will be made in the oversight of the Company’s corporate governance practices with respect to the Company’s equity compensation programs.

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Senior management will be charged with ensuring that the equity compensation policies and processes are appropriate and provide effective controls, and that the Company’s accounting for equity compensation is appropriate.

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Certain of the Company’s equity compensation administrative processes and functions will move from the Company’s human resources organization to the finance organization, under the supervision of the Chief Financial Officer.

•	The Board of Directors has unanimously adopted an Equity Compensation Grant Policy on April 10, 2007, which provides, among other things, that:

•	All terms of each equity grant must be finalized and approved by the Board of Directors or the Compensation Committee on or prior to the grant date;

•	All stock options must have an exercise price equal to or greater than the average of the high and low prices on the grant date;

•	All recipients of equity grants must be notified, in writing, of such grants as soon as possible following approval;

•	Any equity compensation issues or actions will be reported by senior management on a timely basis to the Board of Directors or the Compensation Committee, no less frequently than quarterly.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The Company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, Washington and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release by Getty Images Inc. may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, litigation risk, economic conditions, and other trends and uncertainties – not all of which can be currently identified. These forward-looking statements thus involve risks and uncertainties that may cause our actual results to differ materially from the results anticipated in the forward-looking statements. Some factors that could cause results to differ materially from those contained in our forward-looking statements include: the potential consequences of the findings announced on April 16, 2007 of the investigation by a Special Committee of the Board of Directors of our equity compensation grant practices; the consequences of the Company’s determination that our financial statements for the years ended 1998 to 2005, the interim periods contained therein, the quarters ended March 31, 2006 and June 30, 2006, respectively, and all earnings and press releases containing financial information for those periods and for the quarters ended September 30, 2006 and December 31, 2006, and similar communications issued by us for such periods should not be relied upon; the consequences of the restatement of our financial statements for those periods (including but not limited to the possibility of a deficiency in our internal control over financial reporting); possible delays in filing our Quarterly Report on Form 10-Q for the third quarter of 2006 and our Annual Report on Form 10-K for the year ended December 31, 2006; related governmental reviews, including but not limited to an informal investigation undertaken by the SEC relating to our equity compensation grant practices; any related shareholder derivative actions; receipt of a notice of acceleration with respect to certain of our debt securities based upon an alleged event of default under the indenture governing such securities; and the potential impact of each or all of these factors on our business, should they ultimately be realized. This list of important factors that might cause actual results to differ materially from those anticipated in any forward-looking statements contained herein should not be viewed as exhaustive. A further list and description of some of these important factors can be found in our reports filed with the SEC from time to time, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. Any or all forward-looking statements may turn out to be wrong; as a result, we urge you not to place undue reliance on such statements because they speak only as of the date they are made. Except to the extent otherwise required by applicable law, including the federal securities laws, we do not undertake to update or revise any of these forward-looking statements.

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Contact:

Alan Pickerill

Director, Investor Relations

206.925.6355

alan.pickerill@gettyimages.com